Exhibit 10.4

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment dated as of May 15, 2017 (this “Amendment”) to that certain Employment Agreement dated April 5, 2016 by and between Steven Madden, Ltd., a Delaware Corporation (the “Company”) and Michael Paradise (the “Executive”), as amended.

W I T N E S S E T H:

WHEREAS, the Company and the Executive are parties to that certain Employment Agreement, dated April 5, 2016 (the “Original Agreement”); and

WHEREAS, the Executive and the Company desire to amend the Original Agreement in certain respects;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Effective as of the date of this Amendment, the Original Agreement is amended by the deletion of Section 10(e) in its entirety and the insertion of the following Section 10(e) in lieu thereof:
2.	“(e) Change of Control. The term “Change of Control”, as used herein, shall mean when any person or group (excluding the Company or any of its affiliates) becomes the beneficial owner of securities representing 50% or more of the combined voting power of the Company’s then outstanding securities. If, during the period commencing 30 days prior to a Change of Control and ending 180 days after a Change of Control, you are terminated by the Company other than for Cause, you are entitled to receive an amount equal to the lesser of (A) two and one-half (2.5) times the sum of (i) the annual Base Salary to which you were entitled under Section 3 as of the date termination plus (ii) the average cash bonus received by the Executive for the preceding three-year period ending on the last previous December 31st or (B) the maximum amount which is tax deductible to the Company under Internal Revenue Code Section 280G. The foregoing shall be in lieu of, and not in addition to, any other payments or compensation you would otherwise be entitled to hereunder as a result of your termination.”

3.	As hereinabove modified, all of the terms and provisions of the Original Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Employment Agreement on the date set forth above.

STEVEN MADDEN, LTD.

By	/s/ Edward Rosenfeld
Name:	Edward Rosenfeld
Title:	Chief Executive Officer

/s/ Michael Paradise
Michael Paradise
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